UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2022

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Changes in Executive Officers and Board Composition

The Board of Directors (the “Board) of Invitae Corporation (the “Company) has taken the following actions:

1.

Kenneth D. Knight, who has served as the Chief Operating Officer of the Company since 2020, was appointed as the Company’s Chief Executive Officer effective July 18, 2022, succeeding Sean E. George, Ph.D., and was also appointed to the Board effective July 16, 2022 as a Class I Director with a term expiring at the 2023 annual meeting of the Company’s stockholders.

2.

Randal W. Scott, Ph.D., the Company’s Co-Founder, former Chief Executive Officer and Chairman of the Board from 2012 to 2017, and former Executive Chairman from 2017 to 2019, was appointed to the Board effective July 16, 2022 as a Class III Director with a term expiring at the 2025 annual meeting of the Company’s stockholders and will serve as Chairman of the Board.

3.	Eric Aguiar, M.D., who has served as the Company’s independent Chairman of the Board since 2019 and a member of the Board since 2010, was named the Board’s Lead Independent Director.

4.

Dr. George, Co-Founder of the Company and its Chief Executive Officer since 2017 and a member of the Board since 2010, will serve as a consultant to the Company through a transition period and will continue to serve on the Board until December 31, 2022.

To accommodate the foregoing changes, the size of the Board has been expanded to eight Directors.

Item 1.01	Entry into a Material Definitive Agreement.

The information required by Item 1.01 relating to arrangements with Executive Officers and Directors of the Company is contained in the Introductory Note of this Current Report on Form 8-K as well as Item 5.02 of this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Mr. Knight

Mr. Knight, age 62, has served as the Company’s Chief Operating Officer since June 2020. Prior to joining the Company, Mr. Knight most recently served as vice president of transportation services at Amazon.com, Inc., a multinational and diversified technology company, from December 2019 to June 2020, and as vice president of Amazon’s global delivery services, fulfillment operations and human resources from April 2016 to December 2019. Prior to his time at Amazon, from 2012 to March 2016, Mr. Knight served as general manager of material handling and underground business division at Caterpillar Inc., a manufacturer of machinery and equipment. Prior to that, Mr. Knight served in various capacities at General Motors Company, a vehicle manufacturer, for 27 years, including as executive director of global manufacturing engineering and as manufacturing general manager. Since June 2021, Mr. Knight has served as a director and a member of the audit and finance committee of Simpson Manufacturing Co. Inc. (NYSE: SSD), a construction product manufacturer. Mr. Knight holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A from the Massachusetts Institute of Technology.

On July 16, 2022, the Board approved the following compensation arrangements for Mr. Knight: (i) an annual base salary of $750,000; (ii) a target amount of 150% of such base salary (i.e., $1,125,000) pursuant to the management incentive compensation plan for the Company’s executive officers for the 2022 fiscal year (the “2022 MIP”) pursuant to which such officers and other specified senior level employee participants may be eligible to receive incentive compensation in the form of cash payments based on the level of achievement of specified 2022 performance goals related to cash burn, revenue, and gross margin, with actual award amounts not guaranteed and determined at the discretion of the independent members of the Board or its Compensation Committee, and with the Board retaining sole discretion to modify, change, or terminate the 2022 MIP and having full discretion to modify payout amounts; (iii) an option to acquire 1,000,000 shares of the Company’s common stock (the “Common Stock”) vesting over a four-year period, subject to continued service, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% vesting monthly over the following three years, with an exercise price of $2.85 per share (i.e., the closing price for the Common Stock on The New York Stock Exchange on Friday, July 15, 2022); (iv) a Change of Control and Severance Agreement (the “Knight Severance Agreement”) in the same form previously provided to Dr. George in his role as the Company’s Chief Executive Officer providing that (A) upon a change in control, Mr. Knight’s performance-based equity awards will be deemed achieved at target for any unfinished performance period, will convert to time-vesting at target, and will continue to vest in accordance with any service-based vesting condition specified in the award agreement, subject to acceleration upon an involuntary termination within three months prior to or 12 months following the change in control, (B) if Mr. Knight is terminated by the Company without cause or otherwise involuntarily terminated, as such terms are defined in the Knight Severance Agreement, within three months prior to or 12 months following a change in control, he will be entitled to receive (subject to execution and delivery of an effective release of claims) (w) a lump sum cash severance payment equal to 150% of his annual base salary, (x) any earned but unpaid annual bonus, (y) a lump sum cash payment equal to 18 months of COBRA premiums, and (z) acceleration of vesting as to 100% of his then outstanding unvested equity awards subject to time-based vesting, (C) if Mr. Knight is terminated without cause or otherwise involuntarily terminated other than in connection with a change in control, he will be entitled to receive (subject to execution and delivery of an effective release of claims) (x) a lump sum cash payment equal to 150% of his annual base salary, (y) any earned but unpaid annual bonus, and (z) a lump sum payment equal to 18 months of COBRA premiums, and (D) if any portion of Mr. Knight’s severance or other benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code, and therefore become subject to an excise tax under Section 4999 of the Internal Revenue Code, then Mr. Knight shall receive the better of (x) the full amount of the severance and other benefits under the Knight Severance Agreement or (y) a lesser amount of the severance and other benefits such that no portion of such benefits is subject to an excise tax, in each case on an after-tax basis.

Dr. Scott

Dr. Scott, age 64, is a Co-Founder of the Company and served as its Chairman of the Board and Chief Executive Officer from 2012 to 2017 and its Executive Chairman from 2017 to 2019. Prior to his involvement with the Company, Dr. Scott cofounded Genomic Health, Inc., a genomic-based diagnostic testing company (Nasdaq: GHDX), where he served as the chairman and chief executive officer from 2000 to 2009 and the executive chairman from 2009 to 2012. Dr. Scott serves as a director and as a member of the audit committee of BridgeBio Pharma, Inc. (Nasdaq: BBIO) and as a director, chair of the audit committee and member of the nominating and corporate governance committee of Talis Biomedical Corporation (Nasdaq: TLIS), and he also serves on the boards of directors of and/or as an advisor to several private companies in the life sciences/biotech industry. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. With respect to Genomic Life, Inc. (focused on accelerating access to affordable and engaging genomics-based, proactive health solutions), one of the private companies for which Dr. Scott serves on the board of directors (including as executive co-chair) and in which he is also a significant stockholder, the Company invested $1,000,000 in the Series B Preferred Stock of such entity as part of a financing in 2021.

On July 16, 2022, the Board approved the following compensation arrangements for Dr. Scott: (i) for his appointment as a Director, (A) a restricted stock unit (“RSU”) grant for 45,325 shares of Common Stock, with one quarter of the RSUs vesting on each of the first four anniversaries of a vesting start date of August 15, 2022, but subject to acceleration in the event of a “Change in Control” (as defined in the Company’s 2015 Stock Incentive Plan), (B) an option to acquire 22,730 shares of Common Stock, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% vesting monthly over the following three years, but subject to acceleration in the event of a Change in Control, with an exercise price of $2.85 per share (i.e., the closing price for the Common Stock on The New York Stock Exchange on Friday, July 15, 2022), and (C) an annual fee of $50,000 in cash, payable quarterly; and (ii) for his role as Chairman of the Board, (A) an additional RSU grant for 8,475 shares of Common Stock vesting after nine months with a vesting start date of August 15, 2022, but subject to acceleration in the event of a Change in Control, (B) an additional option to acquire 4,275 shares of Common Stock vesting in nine equal monthly installments following the grant date, but subject to acceleration in the event of a Change in Control, with an exercise price of $2.85 per share (i.e., the closing price for the Common Stock on The New York Stock Exchange on Friday, July 15, 2022), and (C) an additional annual fee of $50,000 in cash, payable quarterly. In addition, Dr. Scott will enter into the Company’s standard form of indemnification agreement.

Dr. Aguiar

In his role as Lead Independent Director, Dr. Aguiar will receive an annual fee of $25,000, payable quarterly, in addition to his other compensation as a Director.

Dr. George

On July 16, 2022, the Board approved a Transition and Separation Agreement (the “George Transition Agreement”), which was executed by Dr. George and the Company on July 17, 2022, pursuant to which Dr. George will serve in an on-call consulting role with the Company (including non-compete covenants) with the following compensation arrangements (assuming continued performance under and compliance with the George Transition Agreement): (i) the existing RSUs and performance stock units held by Dr. George that would otherwise vest within 12 months following Dr. George’s transition from the Chief Executive Officer role (for a total of 108,976 shares) will vest on December 15, 2022; (ii) the existing RSUs held by Dr. George that would otherwise vest within the period of 13- to 24-months following Dr. George’s transition from the Chief Executive Officer role (for a total of 44,734 shares) will vest on June 15, 2023; (iii) Dr. George will be eligible for a target cash bonus amount of $833,000 pursuant to the 2022 MIP; and (iv) Dr. George agrees that all of his options to acquire shares of Common Stock will stop vesting as of his transition from the Chief Executive Officer role and the exercise period for such options will terminate 90 days thereafter. Dr. George will continue as a Class III Director through December 31, 2022. Pursuant to a preexisting Change of Control and Severance Agreement dated April 23, 2021 (the “George Severance Agreement”), subject to execution and delivery of an effective release of claims (which is included in the George Transition Agreement), Dr. George will receive (x) a lump sum cash severance payment equal to 150% of his annual base salary of $500,000 for a payment of $750,000 and (y) a lump sum cash payment equal to 18 months of COBRA premiums. For his service on the Board following his transition from the Chief Executive Officer role through December 31, 2022, Dr. George will receive the following: (i) an RSU grant for 16,050 shares of Common Stock which will vest in full on December 15, 2022; (ii) a nonqualified stock option for 8,050 shares of Common Stock, with an exercise price of $2.85 per share (i.e., the closing price for the Common Stock on The New York Stock Exchange on Friday, July 15, 2022), which will also vest on December 15, 2022 and remain exercisable until June 15, 2023 or, if earlier, any noncompliance by Dr. George with his obligations under the George Transition Agreement; and (iii) cash compensation of $12,500 per calendar quarter.

The foregoing summaries of the Knight Severance Agreement, the George Transition Agreement and the George Severance Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Knight Severance Agreement, the George Transition Agreement and the George Severance Agreement, respectively, which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Thomas R. Brida
General Counsel